SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2004

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 10, 2004, ARAMARK Corporation (the “Company”) entered into substantially similar agreements with its four newly-elected executive officers, John Donovan, Andrew Kerin, Ravi Saligram and Thomas Vozzo (each, an “Executive”) relating to employment and post employment competition. The agreements generally provide for severance payments and other payments to be made to the Executive in the event that the Executive’s employment is terminated for any reason other than for cause (as defined in the agreements). Those benefits include severance payments on the basis of continuous service, generally equal to between 6 and 18 months of pay plus the continuation of certain other benefits, including basic group medical and life insurance coverage, during the period of such payment. The agreements contain non-competition provisions pursuant to which the Executive would be restricted from associating with or acquiring or maintaining an ownership interest in a competing business for a period of two years (or one year if employment is terminated by us other than for cause or is terminated by the employee for good reason after a change of control).

The agreements we have entered into with Messrs. Donovan, Kerin, Saligram and Vozzo also provide for severance benefits if the Executive’s employment is terminated under certain circumstances in connection with a change in control of the Company. In general, if the Executive’s employment is terminated by us without cause or if the Executive resigns with good reason (as defined in the agreement), following a change in control, the Executive is entitled to cash severance benefits based on a multiple of two times the Executive’s base salary (in effect on Change of Control or Termination Date, whichever is higher) and target bonus (or the prior year’s actual bonus, if higher), a pro rata portion of the Executive’s target bonus for the fiscal year of termination based on the portion of the year during which he was employed, plus cash severance benefits of up to 18 months of pay based on the Executive’s length of service with the Company. The Executive is also entitled to continuation of certain welfare benefits for a period of 24 months and certain outplacement benefits. Under certain circumstances, the severance benefits payable under these agreements might constitute parachute payments subject to federal excise tax, in which case the Executive will receive a gross-up payment to compensate the Executive for the excise taxes.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(C)	Exhibits

Exhibit No.	Description

10.1	Agreement Relating to Employment and Post-Employment Competition dated November 10, 2004 between ARAMARK Corporation and John Donovan.

10.2	Agreement Relating to Employment and Post-Employment Competition dated November 10, 2004 between ARAMARK Corporation and Andrew Kerin.

10.3	Agreement Relating to Employment and Post-Employment Competition dated November 10, 2004 between ARAMARK Corporation and Ravi Saligram.

10.4	Agreement Relating to Employment and Post-Employment Competition dated November 10, 2004 between ARAMARK Corporation and Thomas Vozzo.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: November 15, 2004	By:	/s/ L. FREDERICK SUTHERLAND
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Agreement Relating to Employment and Post-Employment Competition dated November 10, 2004 between ARAMARK Corporation and John Donovan.

10.2	Agreement Relating to Employment and Post-Employment Competition dated November 10, 2004 between ARAMARK Corporation and Andrew Kerin.

10.3	Agreement Relating to Employment and Post-Employment Competition dated November 10, 2004 between ARAMARK Corporation and Ravi Saligram.

10.4	Agreement Relating to Employment and Post-Employment Competition dated November 10, 2004 between ARAMARK Corporation and Thomas Vozzo.